TUBBY'S, INC.
                             LIST OF SUBSIDIARIES
                              NOVEMBER 30, 1999



                                  EXHIBIT 21


Name                                       State of Incorporation
----                                       ----------------------
Tubby's Sub Shop Advertising, Inc.                Michigan
The SubLine Company, Inc.                         Michigan
Tubby's Company Stores, Inc.                      Michigan
Tubby's Sub Shops, Inc.                           Michigan
SUBperior Distribution Systems, Inc.              Michigan